Exhibit 99.4

REVOCABLE PROXY

FLORIDIAN COMMUNITY HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints each of the members of the Board of Directors of Floridian Community Holdings, Inc. (“Floridian Community”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Floridian Community, which the undersigned may be entitled to vote at a Special Meeting of Shareholders (the “Special Meeting”) to be held at Floridian Community Bank’s Delray Beach Branch Office at 4850 West Atlantic Avenue, Delray Beach, Florida 33445, on Tuesday, February 20, 2018, at 9:00 a.m., and at any and all adjournments thereof. The undersigned shareholder of Floridian Community may revoke this proxy at any time before it is voted by either filing with the Assistant Corporate Secretary of Floridian Community a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL 1: To approve the Agreement and Plan of Merger, dated November 27, 2017, among FCB Financial Holdings, Inc., Flamingo Sub, Inc., and Floridian Community, and to approve the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2: To approve one (1) or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: When properly executed, this proxy will be voted in the manner directed by the undersigned.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, agent, trustee, or guardian, please give full title. If shareholder is a corporation, limited liability company, or other entity, please sign in full corporate name by authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving, prior to execution of this proxy, a Notice of Special Meeting and a Proxy Statement and Prospectus, both dated January     , 2018.

No. of Common Shares Voting:	Signature:

Signature if held jointly:

ADDRESS LABEL	Date:

Please mark, sign, date, and return this proxy promptly, using the enclosed envelope. If you receive more than one proxy, please sign and return all proxies in the accompanying envelope.